                                                                    EXHIBIT 99

PACIFICORP                                                        NEWS RELEASE
______________________________________________________________________________
For further information contact:


Chris Hunter:  (503) 731-2090
Scott Hibbs:   (503) 731-2123


FOR IMMEDIATE RELEASE..BUSINESS & FINANCIAL EDITORS..October 26, 1994

PacifiCorp (NYSE:PPW) today reported third quarter 1994 consolidated earnings on common stock from continuing operations of $122 million, or $.43 per share, a 23 percent, or $.08 increase from the same quarter a year ago. For the year to date, consolidated earnings on common stock from continuing operations rose $32 million, or 11 percent, to $312 million. Earnings per share from continuing operations rose $.07, or 7 percent, to $1.10 for the nine months. The average number of shares outstanding in the quarter and year to date periods increased 10 million, or 4 percent, primarily due to 6 million shares of common stock sold to the public in September 1993.

President and Chief Executive Officer, Fred Buckman, said, "The Company's reported earnings from continuing operations were up strongly this quarter, due in part to growth in our basic businesses. Electric operations benefitted from warmer than normal weather throughout its service territory and 2 percent growth in the number of customers as compared with last year."

Total energy sales in the quarter increased 965,000 megawatt hours (mWh), or 7 percent. During the quarter, electric operations established a new total firm load peak demand of 8,920 megawatts (MW).

Regarding Pacific Telecom, Inc. (PTI), the company's 87 percent-owned telecommunications subsidiary, Buckman said, "PTI also had a strong increase in its basic businesses, including growth in local exchange and cellular operations and higher long line rates of return."

Earnings in the quarter were also benefitted by two nonrecurring gains. These two gains relate to the state regulators' approval of the recognition at electric operations of a gain on the sale of sulfur dioxide emissions allowances, which occurred in 1993, and the resolution of past cost study issues associated with the Company's pending sale of Alascom, the long distance subsidiary of PTI. The sale of allowances and the resolution of past cost study issues contributed $.02 and $.03, respectively, to the company's third quarter earnings per share.

                     THIRD QUARTER 1994 EARNINGS ANALYSIS
                     ____________________________________

ELECTRIC OPERATIONS
___________________

REVENUES

Third quarter revenues rose $58 million, or 9 percent, to $680 million, on a 7 percent increase in energy sales.

Retail revenues were up $41 million, or 9 percent, as a result of an 8 percent increase in energy sales. Revenues and sales volume increased in each retail customer classification due to warmer weather, a 2 percent increase in customers and increased customer usage.

Wholesale revenues increased $10 million to $151 million, a 7 percent increase, benefiting from new short-term and long-term firm contracts and higher prices. Total wholesale energy sales increased 4 percent. Firm wholesale revenues rose $5 million to $128 million largely due to higher prices and two new contracts. Spot market revenues increased $5 million to $23 million on higher sales volume and prices.

The Western U.S. experienced strong energy demand relative to last year when mild summer conditions prevailed. Hot weather spread to the normally mild Pacific Northwest, with Portland and many other locations establishing new record high temperatures. On July 21, 1994, PacifiCorp experienced a new total firm load peak demand of 8,920 MW. Warmer weather increased usage by residential and commercial customers, with residential average usage increasing 8 percent over the third quarter of last year.

OPERATING EXPENSES

Total operating expenses increased $45 million, or 10 percent. Additional power requirements due to increased energy volume sold, coupled with a 182,000 mWh, or 27 percent, decrease in hydro production were met by a 669,000 mWh, or 32 percent, increase in purchased power and a 655,000 mWh, or 5 percent, increase in thermal generation. Purchased power and wheeling expense increased $26 million primarily due to $15 million from increased volume purchased and $11 million from higher prices, including $4 million under BPA peaking and wheeling contracts. Fuel expense increased $6 million, or 5 percent.

EARNINGS CONTRIBUTION

Income from operations increased $14 million, or 7 percent, to $208 million. Earnings contribution increased $9 million, or 11 percent, to $87 million for the quarter. Two major elements combined to improve results: increased income from operations and a $9 million pre-tax gain on the sale of sulfur dioxide emission allowances. Income tax expense rose $14 million due to increased pre-tax income and various adjustments which raised the effective tax rate.

TELECOMMUNICATIONS
__________________

PTI's earnings contribution from continuing operations increased $14 million, or 111 percent, to $26 million from the third quarter of

1993. PTI's earnings contribution included $8 million as the result of the resolution of past cost study issues associated with the pending sale of Alascom. PTI's earnings contribution also benefitted from higher long lines rates of return, local exchange access line growth, customer growth in cellular operations, and reduced interest expense due to lower borrowing levels. In the third quarter of 1993, the company reported a $52 million gain from discontinued operations for the sale of PTI's international communications subsidiary.

On October 17, 1994, PacifiCorp announced that PTI signed an agreement to sell Alascom to AT&T. Alascom, a wholly-owned subsidiary of PTI, furnishes interstate and intrastate long distance service, private line and other communications services throughout the state of Alaska. The transaction would settle market restructuring issues in Alaska that have been the focus of regulators, the company and its investors for more than ten years. Under the terms of the agreement, AT&T will pay $290 million in cash for the Alascom stock and for settlement of all past cost study issues. PTI will retain the $75 million transition payment received in July 1994, bringing total proceeds to $365 million. Proceeds from the sale will be redeployed in PTI's local exchange acquisition program.

PacifiCorp will recognize, when the sale closes, an estimated after-tax gain of between $44 million and $48 million, or between $.15 and $.17 per share. The sale of Alascom is expected to close in early 1995.

OTHER BUSINESSES

________________
PacifiCorp's other businesses earnings increased $4 million from the prior year. This increase reflects the effect of certain nonrecurring corporate expenses recorded in the third quarter of 1993, and reduced interest expense in the current quarter.

The average number of common shares outstanding increased by 10 million, or 4 percent, due to the issuance of 6 million shares in a September 1993 public offering and issuances under the dividend reinvestment and employee stock ownership plans. PacifiCorp does not currently anticipate issuing any additional common shares during the remainder of 1994 and will switch from new issuances to open market purchases for its dividend reinvestment and employee stock ownership plans. The Company's stock went ex-dividend on October 17 for a $.27 per share dividend payment on November 15, 1994.

                                  PacifiCorp
                       and its Consolidated Subsidiaries
                         Summary Financial Information
                   (In Thousands, Except Earnings Per Share)
                                  (Unaudited)


                                          3 Months Ended September 30     %
                                                   1994          1993   Change
- ------------------------------------------------------------------------------
REVENUES
  Electric                                 $    679,900  $    621,500       9
  Telecommunications (1)                        194,500       181,300       7
  Other (2)                                      40,600        57,300     (29)
                                         -------------------------------------
          TOTAL                                 915,000       860,100       6
                                         -------------------------------------
EXPENSES
  Electric
    Fuel                                        132,100       126,200       5
    Purchased power                              80,300        57,100      41
    Depreciation and amortization                75,600        69,900       8
    Other                                       184,400       174,400       6
                                         -------------------------------------
          TOTAL                                 472,400       427,600      10
                                         -------------------------------------
  Telecommunications (1)                        139,500       144,900      (4)
  Other (2)                                      37,700        49,200     (23)
                                         -------------------------------------
          TOTAL                                 649,600       621,700       4
                                         -------------------------------------
INCOME FROM OPERATIONS
  Electric                                      207,500       193,900       7
  Telecommunications                             55,000        36,400      51
  Other (2)                                       2,900         8,100     (64)
                                         -------------------------------------
          TOTAL                                 265,400       238,400      11
Interest expense                                 76,100        79,500      (4)
Minority interest and other                     (14,500)         (900)      *
                                         -------------------------------------
Income from continuing operations
  before income taxes                           203,800       159,800      28
Income taxes                                     72,000        54,600      32
                                         -------------------------------------
Income from continuing operations
  before cumulative effect of change
  in accounting for income taxes                131,800       105,200      25
Discontinued operations (3)                           -        52,400      *
Cumulative effect of change in
  accounting for income taxes                         -             -      -
                                         -------------------------------------
NET INCOME                                 $    131,800  $    157,600     (16)
                                         -------------------------------------
Preferred dividend requirement                   10,000         9,800       2
                                         -------------------------------------
EARNINGS CONTRIBUTION
  ON COMMON STOCK (4)
  Electric                                 $     87,400  $     78,400      11
  Telecommunications                             25,700        12,200     111
  Other (2)                                       8,700         4,800      81
                                         -------------------------------------
Earnings contribution from continuing
  operations before cumulative effect
  of change in accounting for income taxes      121,800        95,400      28
Discontinued operations (3)                           -        52,400       *
Cumulative effect of change in
  accounting for income taxes                         -             -       -
                                         -------------------------------------
          TOTAL                            $    121,800  $    147,800     (18)
                                         =====================================
Average common shares outstanding               283,503       273,818       4

EARNINGS PER COMMON SHARE
Earnings per common share from continuing
  operations before cumulative effect of
  change in accounting for income taxes    $       0.43  $       0.35      23
Discontinued operations (3)                           -          0.19       *
Cumulative effect of change in
  accounting for income taxes                         -             -       -
                                         -------------------------------------
          TOTAL                            $       0.43  $       0.54     (20)
                                         =====================================
Dividends paid per common share            $       0.27  $       0.27       -
                                         =====================================

*  Not a meaningful number

                           (See accompanying notes)

                                  PacifiCorp
                       and its Consolidated Subsidiaries
                         Summary Financial Information
                                  (Unaudited)

                                          3 Months Ended September 30     %
                                                   1994          1993   Change
- ------------------------------------------------------------------------------
ELECTRIC REVENUES (In thousands)
  Residential                              $    158,100  $    139,200      14
  Commercial                                    147,300       137,100       7
  Industrial                                    199,000       187,200       6
  Other                                  -------------------------------------
          Retail Sales                          512,400       471,100       9
   Wholesale sales                              150,600       140,500       7
   Other                                         16,900         9,900      71
                                         -------------------------------------
          TOTAL                            $    679,900  $    621,500       9
                                         =====================================
ENERGY SALES (Millions of kWh)
  Residential                                     2,604         2,365      10
  Commercial                                      2,828         2,579      10
  Industrial                                      5,633         5,336       6
   Other                                            165           151       9
                                         -------------------------------------
          Retail Sales                           11,230        10,431       8
   Wholesale sales                                4,363         4,197       4
                                         -------------------------------------
          TOTAL                                  15,593        14,628       7
                                         =====================================

                           (See accompanying notes)

                                  PacifiCorp
                       and its Consolidated Subsidiaries
                         Summary Financial Information
                   (In Thousands, Except Earnings Per Share)
                                  (Unaudited)

                                          9 Months Ended September 30     %
                                                   1994          1993   Change
- ------------------------------------------------------------------------------
REVENUES
  Electric                                 $  1,946,600  $  1,847,400       5
  Telecommunications (1)                        530,800       525,100       1
  Other (2)                                     139,000       155,600     (11)
                                         -------------------------------------
          TOTAL                               2,616,400     2,528,100       3
                                         -------------------------------------
EXPENSES
  Electric
    Fuel                                        365,400       337,900       8
    Purchased power                             225,700       192,800      17
    Depreciation and amortization               224,600       209,400       7
    Other                                       548,600       528,700       4
                                         -------------------------------------
          TOTAL                               1,364,300     1,268,800       8
                                         -------------------------------------
  Telecommunications (1)                        406,400       422,000      (4)
  Other (2)                                     127,600       153,800     (17)
                                         -------------------------------------
          TOTAL                               1,898,300     1,844,600       3
                                         -------------------------------------
INCOME FROM OPERATIONS
  Electric                                      582,300       578,600       1
  Telecommunications                            124,400       103,100      21
  Other (2)                                      11,400         1,800       *
                                         -------------------------------------
          TOTAL                                 718,100       683,500       5
Interest expense                                226,800       251,400     (10)
Minority interest and other                     (33,700)      (21,000)    (60)
                                         -------------------------------------
Income from continuing operations
  before income taxes                           525,000       453,100      16
Income taxes                                    183,400       143,500      28
                                         -------------------------------------
Income from continuing operations
  before cumulative effect of change
  in accounting for income taxes                341,600       309,600      10
Discontinued operations (3)                           -        52,400       *
Cumulative effect of change in
  accounting for income taxes                         -         4,000       *
                                         -------------------------------------
NET INCOME                                 $    341,600  $    366,000      (7)
                                         -------------------------------------
Preferred dividend requirement                   29,700        29,500       1
                                         -------------------------------------
EARNINGS CONTRIBUTION
  ON COMMON STOCK (4)
  Electric                                 $    233,200  $    235,400      (1)
  Telecommunications                             54,600        36,000      52
  Other (2)                                      24,100         8,700       *
                                         -------------------------------------
Earnings contribution from continuing
  operations before cumulative effect of
  change in accounting for income taxes         311,900       280,100      11
Discontinued operations (3)                           -        52,400       *
Cumulative effect of change in
  accounting for income taxes                         -         4,000       *
                                         -------------------------------------
          TOTAL                            $    311,900  $    336,500      (7)
                                         =====================================
Average common shares outstanding               282,473       272,514       4

EARNINGS PER COMMON SHARE
Earnings per common share from continuing
  operations before cumulative effect of
  change in accounting for income taxes    $       1.10  $       1.03       7
Discontinued operations (3)                           -          0.19       *
Cumulative effect of change in
  accounting for income taxes                         -          0.01       *
                                         -------------------------------------
          TOTAL                            $       1.10  $       1.23     (11)
                                         =====================================
Dividends paid per common share            $       0.81  $      0.925     (12)
                                         =====================================

*  Not a meaningful number

                           (See accompanying notes)

                                  PacifiCorp
                       and its Consolidated Subsidiaries
                         Summary Financial Information
                                  (Unaudited)

                                          9 Months Ended September 30     %
                                                  1994          1993   Change
- ------------------------------------------------------------------------------
ELECTRIC REVENUES (In thousands)
  Residential                              $    511,800  $    491,100       4
  Commercial                                    421,600       402,400       5
  Industrial                                    553,700       521,800       6
  Other                                          23,100        22,400       3
                                         -------------------------------------
          Retail Sales                        1,510,200     1,437,700       5
   Wholesale sales                              392,300       381,400       3
   Other                                         44,100        28,300      56
                                         -------------------------------------
          TOTAL                            $  1,946,600  $  1,847,400       5
                                         =====================================
ENERGY SALES (Millions of kWh)
  Residential                                     8,580         8,588       -
  Commercial                                      7,893         7,477       6
  Industrial                                     15,575        14,791       5
   Other                                            470           453       4
                                         -------------------------------------
          Retail Sales                           32,518        31,309       4
   Wholesale sales                               11,314        11,311       -
                                         -------------------------------------
          TOTAL                                  43,832        42,620       3
                                         =====================================


                                              September      December     %
                                                   1994          1993   Change
                                         -------------------------------------

CONSOLIDATED CAPITALIZATION
  Common equity                            $  3,411,000  $  3,263,000       5
  Preferred stock                               586,000       586,000       -
  Long-term debt and capital
     lease obligations                        3,800,000     3,924,000      (3)
  Short-term debt                               583,000       709,000     (18)
                                         -------------------------------------
          TOTAL                            $  8,380,000  $  8,482,000      (1)
                                         =====================================


                           (See accompanying notes)

                                  PacifiCorp
                       and its Consolidated Subsidiaries
                         Summary Financial Information



(1) Certain amounts from the prior year have been reclassified to conform with the 1994 method of presentation. These reclassifications had no effect on previously reported consolidated net income.

(2) Other includes the operations of PacifiCorp Financial Services, Inc. and independent power production, as well as the activities of PacifiCorp Holdings, Inc.

(3) Represents the Company's interest in an international communications subsidiary.

(4)  Earnings contribution on common stock by segment:

     (a) Does not reflect elimination for interest on intercompany borrowing arrangements.

     (b) Includes income taxes on a separate company basis, with any benefit or detriment of consolidation reflected in Other.

     (c) Amounts are net of preferred dividend requirements and minority interest.

                                      ###